UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2020

AzurRx BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	021-214723	46-4993860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(Address of Principal Executive Offices, and Zip Code)

(646) 699-7855
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 21, 2020, AzurRx BioPharma, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC, notifying the Company that it was not in compliance with Listing Rule 5550(b)(1) based on a deficit in stockholders’ equity reported as of June 30, 2020.

On November 17, 2020, the Company received a follow up letter from the Staff, notifying the Company that it has regained compliance with Nasdaq Listing Rule 5550(b)(1) based on its Form 10-Q filed November 16, 2020, which reported stockholders’ equity of approximately $14.1 million as of September 30, 2020.

Accordingly, the Staff has determined that the matter is now closed.

Item 8.01 Other Events.

On November 17, 2020, the Company announced that it will be submitting a protocol amendment request to the U.S. Food and Drug Administration for its Phase 2b OPTION 2 trial of MS1819 for the treatment of exocrine pancreatic insufficiency in patients with cystic fibrosis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

 Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release issued by the Company, dated November 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2020	AzurRx BioPharma, Inc. By: /s/ James Sapirstein Name: James Sapirstein Title: President and Chief Executive Officer